Calculation of Filing Fee Tables
S-4
Gentherm Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, no par value	Other	20,665,617		$ 486,504,949.00	0.0001381	$ 67,186.33
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 486,504,949.00		$ 67,186.33
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 67,186.33
Offering Note
[1]	Rule 457(f) Fee Calculation Details

The registration statement relates to 20,665,617 shares of common stock, no par value, of Gentherm Incorporated ("Gentherm" and such stock, "Gentherm Common Stock"), issuable to holders of common stock, par value $0.01 per share, of Platinum SpinCo Inc. ("SpinCo" and such stock, "SpinCo Common Stock") pursuant to the proposed merger (the "Merger") of Platinum Gold Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Gentherm ("Merger Sub"), with and into SpinCo. Solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum aggregate offering price with respect to the shares of Gentherm Common Stock issuable to holders of SpinCo Common Stock pursuant to the Merger is estimated at $486,504,949, which has been calculated pursuant to Rule 457(f)(2) of the Securities Act based upon the book value of all shares of SpinCo Common Stock to be exchanged in the Merger as of March 31, 2026, the latest practicable date for which such information is available.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
5,000	$ 97,300.9898	$ 486,504,949.00			$ 486,504,949.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date